Exhibit (j)(2)










               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A)(No. 33-65690) of the Armada Advantage Fund of our reports dated February 3, 2003, included in the 2002 Annual Reports to shareholders.


                                             /s/Ernst & Young LLP

Philadelphia, Pennsylvania
April 25, 2003